Exhibit 23.19

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Nos. 333-184191, 333-180154 and 333-172826 on Form S-3 and Nos. 333-105621, 333-134767, 333-153019 and 333-176792 on Form S-8 of Vista Gold Corp. of our report dated March 14, 2012  relating to the consolidated financial statements for the year ended December 31, 2011 included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, Canada

March 13, 2013